As filed with the Securities and Exchange Commission on January 7, 2019

Registration No. 33-75252

Registration No. 33-75254

Registration No. 33-92656

Registration No. 333-01978

Registration No. 333-34837

Registration No. 333-34839

Registration No. 333-81521

Registration No. 333-81523

Registration No. 333-89405

Registration No. 333-64410

Registration No. 333-64412

Registration No. 333-100294

Registration No. 333-100295

Registration No. 333-116550

Registration No. 333-116551

Registration No. 333-125839

Registration No. 333-125840

Registration No. 333-129838

Registration No. 333-146202

Registration No. 333-157467

Registration No. 333-196079

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-effective Amendment No. 1 to Form S-8 Registration No. 33-75252

Post-effective Amendment No. 1 to Form S-8 Registration No. 33-75254

Post-effective Amendment No. 1 to Form S-8 Registration No. 33-92656

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-01978

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-34837

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-34839

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-81521

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-81523

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-89405

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-64410

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-64412

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-100294

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-100295

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-116550

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-116551

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-125839

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-125840

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-129838

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-146202

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-157467

Post-effective Amendment No. 1 to Form S-8 Registration No. 333-196079

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Black Box Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-3086563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Park Drive

Lawrence, Pennsylvania 15055

(724) 746-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Black Box Corporation 1992 Stock Option Plan

Black Box Corporation 1992 Director Stock Option Plan

Black Box Corporation 1999 Stock Option Plan

Black Box Corporation 2008 Long-Term Incentive Plan

(Full Titles of the Plans)

Ronald Basso

Executive Vice President, General Counsel & Secretary

Black Box Corporation

1000 Park Drive

Lawrence, Pennsylvania 15055

(724) 746-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Justin Howard

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree St.

Atlanta, GA 30309

Phone: (404) 881-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

DEREGISTRATION OF SECURITIES

These post-effective amendments relate to the following Registration Statements of Black Box Corporation (“Black Box”) on Form S-8 (collectively, the “Registration Statements”):

•

Registration Statement on Form S-8 (File No. 33-75252), registering 25,000 shares of common stock, $0.001 par value (“Common Stock”) under the MB Communications, Inc. 1992 Director Stock Option Plan, filed with the Securities and Exchange Commission (the “SEC”) on February 14, 1994;

•	Registration Statement on Form S-8 (File No. 33-75254), registering 1,000,000 shares of Common Stock under the MB Communications, Inc. 1992 Stock Option Plan, filed with the SEC on February 14, 1994;

•	Registration Statement on Form S-8 (File No. 33-92656), registering 600,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on May 26, 1995;

•	Registration Statement on Form S-8 (File No. 333-01978), registering 600,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on March 5, 1996;

•

Registration Statement on Form S-8 (File No. 333-34837), registering 50,000 shares of Common Stock under the Black Box Corporation 1992 Director Stock Option Plan, filed with the SEC on September 2, 1997;

•	Registration Statement on Form S-8 (File No. 333-34839), registering 1,000,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on September 2, 1997;

•	Registration Statement on Form S-8 (File No. 333-81521), registering 700,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on June 25, 1999;

•	Registration Statement on Form S-8 (File No. 333-81523), registering 25,000 shares of Common Stock under the Black Box Corporation 1992 Director Stock Option Plan, filed with the SEC on June 25, 1999;

•	Registration Statement on Form S-8 (File No. 333-89405), registering 2,200 shares of Common Stock under the Black Box Corporation 1999 Employee Stock Plan, filed with the SEC on October 20, 1999;

•	Registration Statement on Form S-8 (File No. 333-64410), registering 1,550,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on July 2, 2001;

•	Registration Statement on Form S-8 (File No. 333-64412), registering 50,000 shares of Common Stock under the Black Box Corporation 1992 Director Stock Option Plan, filed with the SEC on July 2, 2001;

•	Registration Statement on Form S-8 (File No. 333-100294), registering 1,400,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on October 3, 2002;

•

Registration Statement on Form S-8 (File No. 333-100295), registering 40,000 shares of Common Stock under the Black Box Corporation 1992 Director Stock Option Plan, filed with the SEC on October 3, 2002;

•	Registration Statement on Form S-8 (File No. 333-116550), registering 600,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on June 16, 2004;

•

Registration Statement on Form S-8 (File No. 333-116551), registering 20,000 shares of Common Stock under the Black Box Corporation 1992 Director Stock Option Plan, filed with the SEC on June 16, 2004;

•

Registration Statement on Form S-8 (File No. 333-125839), registering 40,000 shares of Common Stock under the Black Box Corporation Director 1992 Stock Option Plan, filed with the SEC on June 15, 2005;

•	Registration Statement on Form S-8 (File No. 333-125840), registering 1,150,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on June 15, 2005;

•	Registration Statement on Form S-8 (File No. 333-129838), registering 600,000 shares of Common Stock under the Black Box Corporation 1992 Stock Option Plan, filed with the SEC on November 18, 2005;

•

Registration Statement on Form S-8 (File No. 333-146202), registering 20,000 shares of Common Stock under the Black Box Corporation 1992 Director Stock Option Plan, filed with the SEC on September 20, 2007;

•

Registration Statement on Form S-8 (File No. 333-157467), registering 2,700,000 shares of Common Stock under the Black Box Corporation 2008 Long-Term Incentive Plan, filed with the SEC on February 23, 2009; and

•

Registration Statement on Form S-8 (File No. 333-196079), registering 1,000,000 shares of Common Stock under the Black Box Corporation 2008 Long-Term Incentive Plan, filed with the SEC on May 19, 2014.

On January 7, 2019, pursuant to the Agreement and Plan of Merger, dated as of November 11, 2018 (as amended, the “Merger Agreement”), by and among AGC Networks Pte Ltd., a company organized under the laws of Singapore (“Top Parent”), BBX Main Inc., a Delaware corporation and a wholly owned subsidiary of Top Parent (“Parent”), BBX Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“BBX Intermediate”), Host Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of BBX Intermediate (“Purchaser”), and Black Box Corporation, a Delaware Corporation (“Black Box”), Purchaser merged with and into Black Box, with Black Box surviving as a wholly owned subsidiary of BBX Intermediate (the “Merger”). In connection with the Merger and other transactions contemplated by the Merger Agreement, Black Box has terminated any and all offerings of securities pursuant to the Registration Statements. Accordingly, Black Box hereby terminates the effectiveness of each Registration Statement and removes from registration any and all securities of Black Box registered but unsold under the Registration Statements as of the date hereof, if any.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, Black Box certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, State of Pennsylvania, on January 7, 2019.

BLACK BOX CORPORATION

By:	/s/ David J. Russo
David J. Russo
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities below on the date indicated.

Signature	Title	Date

/s/ Sanjeev Verma	President (Principal Executive Officer)	January 7, 2019
Sanjeev Verma

/s/ Michael Carney	Executive Vice President and Assistant Secretary Director	January 7, 2019
Michael Carney

/s/ Deepak Bansal	Executive Vice President and Assistant Treasurer Director	January 7, 2019
Deepak Bansal

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